                                                                     Exhibit 2.1



             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                                       OF
                            TELE-COMMUNICATIONS, INC.
                                       TO
                               AT&T BROADBAND, LLC

         This Certificate of Conversion to Limited Liability Company, dated as of March 10, 2000, is being duly executed and filed by Tele-Communications, Inc., a Delaware corporation (the "Company"), and Mary M. McChesney, as an authorized person of AT&T Broadband, LLC, a Delaware limited liability company (the "LLC"), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101 et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. Section 101, et seq.) (the "GCL").

         1. The Company's name when it was originally incorporated was TCI/Liberty Holding Company and immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Tele-Communications, Inc.

         2. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on January 24, 1994, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

         3. The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is AT&T Broadband, LLC.

         4. The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.

         5. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a certificate of formation with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.


Tele-Communications, Inc.


By:
     -----------------------------            ---------------------------
     Name:  Terrel E. Davis                   Name:  Mary M. McChesney
     Title:  Senior Vice President            Authorized Person of LLC